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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62787), in the Registration Statement on Form S-4 (No. 333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553,
333-10389, 333-17891, and 333-36339) of AirTouch Communications, Inc. of our report dated February 16, 1998 relating to the financial statements of Mannesmann Mobilfunk GmbH, which appears in AirTouch Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


Dusseldorf, Germany, March 19, 1998

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

/s/ Scheffler                     /s/ Haas
Wirtschaftsprufer                 Wirtschaftsprufer